Exhibit 99.1

Editorial Contacts:
Ben Lu, Vice President, Investor Relations - USA (510) 713-5568
Krista Todd, Vice President, External Communications - USA (510) 713-5834
Ben Starkie, Corporate Communications - Europe +41 (0) 79-292-3499

Logitech Delivers Double-Digit Growth and Raises Outlook

Gaming, Video Collaboration, Smart Home Up Over 40%
NEWARK, Calif. - July 24, 2017 and LAUSANNE, Switzerland, July 25, 2017 - Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the first quarter of Fiscal Year 2018.

•	Q1 sales were $530 million, up 13 percent in constant currency compared to Q1 of the prior year. Q1 sales grew 10 percent in USD.

•	Q1 GAAP operating income grew 22 percent to $31 million, compared to $26 million a year ago. Q1 GAAP earnings per share (EPS) grew 69 percent to $0.22, compared to $0.13 a year ago.

•	Q1 non-GAAP operating income grew 14 percent to $43 million, compared to $38 million a year ago. Q1 non-GAAP EPS grew 20 percent to $0.24, compared to $0.20 a year ago.
“We’re off to a strong start,” said Bracken Darrell, Logitech president and chief executive officer. “Our innovative and diverse portfolio is delivering, with growth and profitability exceeding expectations this quarter. Our growth was broad-based - we grew double-digits in constant currency across all three regions. Looking out to the rest of the year, the strength of our innovation program combined with the expected closing of the ASTRO Gaming acquisition, give us the confidence to raise our FY 2018 outlook.”
Vincent Pilette, Logitech chief financial officer, said, “We delivered a strong financial performance during this first quarter of the fiscal year, with sales up 13% and profitability up 14%. Q1’s healthy gross margin - up 140 basis points compared to last year - allows us to continue our investment in numerous growth opportunities to build an exciting future.”

Outlook
Logitech raised its Fiscal Year 2018 outlook to 10 to 12 percent sales growth in constant currency and $260 to $270 million in non-GAAP operating income. This includes the anticipated impact of the ASTRO Gaming acquisition, expected to close in August 2017.
Prepared Remarks Available Online
Logitech has made its prepared written remarks for the financial results teleconference available online on the Logitech corporate website at http://ir.logitech.com.
Financial Results Teleconference and Webcast
Logitech will hold a financial results teleconference to discuss the results for Q1 FY 2018 on
Tuesday, Jul. 25, 2017 at 8:30 a.m. Eastern Daylight Time and 2:30 p.m. Central European Summer Time. A live webcast of the call will be available on the Logitech corporate website at http://ir.logitech.com.
Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures, which exclude share-based compensation expense, amortization of intangible assets, purchase accounting effect on inventory, acquisition-related costs, change in fair value of contingent consideration for business acquisition, restructuring charges (credits), gain (loss) on investments in privately held companies, investigation and related expenses, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below. Logitech also presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for Fiscal Year 2018.
About Logitech
Logitech designs products that have an everyday place in people's lives, connecting them to the digital experiences they care about. More than 35 years ago, Logitech started connecting people through computers, and now it’s a multi-brand company designing products that bring people together through music, gaming, video and computing. Brands of Logitech include Logitech, Jaybird, Logitech G and Ultimate Ears. Founded in 1981, and headquartered in Lausanne, Switzerland, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech at www.logitech.com, the company blog or @Logitech.
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This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: our innovation, pipeline of products, ASTRO Gaming acquisition and its timing, growth opportunities, investment in growth opportunities, future performance, and outlook for Fiscal Year 2018 operating income and sales growth. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; the demand of our customers and our consumers for our products and our ability to accurately forecast it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; if sales of PC peripherals are less than we expect; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if our products and marketing strategies fail to separate our products from competitors’ products; if we are not able to maintain and enhance our brands; if we do not successfully execute on strategic acquisitions and investments; if we do not fully realize our goals to lower our costs and improve our operating leverage; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.
Note that unless noted otherwise, comparisons are year over year.
2017 Logitech, Logicool, Logi and other Logitech marks are owned by Logitech and may be registered. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS
(In thousands, except per share amounts) - unaudited

	Three Months Ended
	June 30,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	2017	2016

Net sales	$529,946	$479,864
Cost of goods sold	334,774	309,625
Amortization of intangible assets and purchase accounting effect on inventory	1,504	1,613
Gross profit	193,668	168,626
Operating expenses:
Marketing and selling	102,378	83,872
Research and development	35,099	31,951
General and administrative	25,354	25,655
Amortization of intangible assets and acquisition-related costs	1,390	1,293
Change in fair value of contingent consideration for business acquisition	(1,978)	—
Total operating expenses	162,243	142,771
Operating income	31,425	25,855
Interest income, net	1,175	151
Other expense, net	(1,029)	(1,008)
Income before income taxes	31,571	24,998
Provision for (benefit from) income taxes	(5,436)	3,057
Net income	$37,007	$21,941

Net income per share:
Basic	$0.23	$0.14
Diluted	$0.22	$0.13

Weighted average shares used to compute net income per share:
Basic	163,407	162,130
Diluted	168,339	164,303

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS
(In thousands) - unaudited

	June 30,	March 31,
CONDENSED CONSOLIDATED BALANCE SHEETS	2017	2017

Current assets:
Cash and cash equivalents	$527,657	$547,533
Accounts receivable, net	221,340	185,179
Inventories	279,405	253,401
Other current assets	42,675	41,732
Total current assets	1,071,077	1,027,845
Non-current assets:
Property, plant and equipment, net	85,135	85,408
Goodwill	249,780	249,741
Other intangible assets, net	44,971	47,564
Other assets	136,516	88,119
Total assets	$1,587,479	$1,498,677

Current liabilities:
Accounts payable	$312,722	$274,805
Accrued and other current liabilities	205,059	232,273
Total current liabilities	517,781	507,078
Non-current liabilities:
Income taxes payable	32,147	51,797
Other non-current liabilities	87,213	83,691
Total liabilities	637,141	642,566

Shareholders’ equity:
Registered shares, CHF 0.25 par value:	30,148	30,148
Issued and authorized shares —173,106 at June 30 and March 31, 2017
Conditionally authorized shares — 50,000 at June 30 and March 31, 2017
Additional paid-in capital	14,519	26,596
Shares in treasury, at cost — 9,197 at June 30, 2017 and 10,727 at March 31, 2017	(157,330)	(174,037)
Retained earnings	1,165,029	1,074,110
Accumulated other comprehensive loss	(102,028)	(100,706)
Total shareholders’ equity	950,338	856,111
Total liabilities and shareholders’ equity	$1,587,479	$1,498,677

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS
(In thousands) - unaudited
	Three Months Ended
	June 30,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	2017	2016

Cash flows from operating activities:
Net income	$37,007	$21,941
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	9,148	13,105
Amortization of intangible assets	2,593	1,708
Loss (gain) on investments in privately held companies	259	(1)
Gain on disposal of property, plant and equipment	(3)	—
Share-based compensation expense	10,705	8,517
Deferred income taxes	(9,879)	(1,048)
Change in fair value of contingent consideration for business acquisition	(1,978)	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net	(35,702)	(48,661)
Inventories	(20,389)	(10,007)
Other assets	(3,088)	(1,171)
Accounts payable	38,647	42,769
Accrued and other liabilities	(28,203)	(10,135)
Net cash provided by (used in) operating activities	(883)	17,017
Cash flows from investing activities:
Purchases of property, plant and equipment	(10,035)	(8,135)
Investment in privately held companies	(360)	(320)
Acquisitions, net of cash acquired	—	(53,987)
Changes in restricted cash	—	715
Purchases of trading investments	(609)	(4,229)
Proceeds from sales of trading investments	647	4,231
Net cash used in investing activities	(10,357)	(61,725)
Cash flows from financing activities:
Purchases of registered shares	(624)	(24,422)
Proceeds from exercises of stock options	12,569	599
Tax withholdings related to net share settlements of restricted stock units	(21,683)	(9,185)
Net cash used in financing activities	(9,738)	(33,008)
Effect of exchange rate changes on cash and cash equivalents	1,102	(1,368)
Net decrease in cash and cash equivalents	(19,876)	(79,084)
Cash and cash equivalents, beginning of the period	547,533	519,195
Cash and cash equivalents, end of the period	$527,657	$440,111

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS
(In thousands) - unaudited

NET SALES	Three Months Ended
	June 30,
SUPPLEMENTAL FINANCIAL INFORMATION	2017	2016	Change

Net sales by product category:
Mobile Speakers	$62,918	$57,296	10%
Audio-PC & Wearables	50,202	56,579	(11)
Gaming	77,708	56,500	38
Video Collaboration	35,617	23,910	49
Smart Home	16,466	11,167	47
Pointing Devices	122,074	116,783	5
Keyboards & Combos	116,113	118,019	(2)
Tablet & Other Accessories	23,218	13,885	67
PC Webcams	25,625	25,262	1
Other (1)	5	463	(99)
Total net sales	$529,946	$479,864	10
__________________
(1) Other category includes products that we currently intend to transition out of, or have already transitioned out of, because they are no longer strategic to our business.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS
(In thousands, except per share amounts) - Unaudited

GAAP TO NON-GAAP RECONCILIATION (A)	Three Months Ended
	June 30,
SUPPLEMENTAL FINANCIAL INFORMATION	2017	2016

Gross profit - GAAP	$193,668	$168,626
Share-based compensation expense	711	675
Amortization of intangible assets and purchase accounting effect on inventory	1,504	1,613
Gross profit - Non-GAAP	$195,883	$170,914

Gross margin - GAAP	36.5%	35.1%
Gross margin - Non-GAAP	37.0%	35.6%

Operating expenses - GAAP	$162,243	$142,771
Less: Share-based compensation expense	9,994	7,842
Less: Amortization of intangible assets and acquisition-related costs	1,390	1,293
Less: Change in fair value of contingent consideration for business acquisition	(1,978)	—
Less: Restructuring credits, net	(55)	(85)
Less: Investigation and related expenses	—	612
Operating expenses - Non-GAAP	$152,892	$133,109

% of net sales - GAAP	30.6%	29.8%
% of net sales - Non - GAAP	28.9%	27.7%

Operating income - GAAP	$31,425	$25,855
Share-based compensation expense	10,705	8,517
Amortization of intangible assets	2,593	1,708
Purchase accounting effect on inventory	—	703
Acquisition-related costs	301	495
Change in fair value of contingent consideration for business acquisition	(1,978)	—
Restructuring credits, net	(55)	(85)
Investigation and related expenses	—	612
Operating income - Non - GAAP	$42,991	$37,805

% of net sales - GAAP	5.9%	5.4%
% of net sales - Non - GAAP	8.1%	7.9%

Net income - GAAP	$37,007	$21,941
Share-based compensation expense	10,705	8,517
Amortization of intangible assets	2,593	1,708
Purchase accounting effect on inventory	—	703
Acquisition-related costs	301	495
Change in fair value of contingent consideration for business acquisition	(1,978)	—
Restructuring credits, net	(55)	(85)
Investigation and related expenses	—	612
Loss (gain) on investments in privately held companies	259	(1)
Non-GAAP income tax adjustment	(9,092)	(675)
Net income - Non - GAAP	$39,740	$33,215

Net income per share:
Diluted - GAAP	$0.22	$0.13
Diluted - Non - GAAP	$0.24	$0.20

Shares used to compute net income per share:
Diluted - GAAP and Non - GAAP	168,339	164,303

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS
(In thousands) - unaudited

SHARE-BASED COMPENSATION EXPENSE	Three Months Ended
	June 30,
SUPPLEMENTAL FINANCIAL INFORMATION	2017	2016

Share-based Compensation Expense
Cost of goods sold	$711	$675
Marketing and selling	4,381	3,437
Research and development	1,543	914
General and administrative	4,070	3,491
Total share-based compensation expense	10,705	8,517
Income tax benefit	(11,282)	(1,815)
Total share-based compensation expense (credit), net of income tax	$(577)	$6,702

Note: These preliminary results for the three months ended June 30, 2017 are subject to adjustments, including subsequent events that may occur through the date of filing our Quarterly Report on Form 10-Q.

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended June 30, 2017, we excluded items in the following general categories, each of which are described below:

Share-based compensation expenses. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our gross profit, operating expenses, and financial results from period to period.

Purchase accounting effect on inventory. Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment excludes the expected profit margin component that is recorded under business combination accounting principles associated with our business acquisitions. We believe the adjustment is useful to investors because such charges are not reflective of our ongoing operations.

Acquisition-related costs and change in fair value of contingent consideration for business acquisition. We incurred expenses and credits in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related costs include all incremental expenses incurred to effect a business combination. Fair value of contingent consideration is associated with our estimates of the value of earn-outs in connection with certain acquisitions. We believe that providing the non-GAAP measures excluding these costs and credits, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Restructuring charges (credits). These expenses are associated with re-aligning our business strategies based on current economic conditions. We have undertaken several restructuring plans in recent years. In connection with our restructuring initiatives, we incurred restructuring charges related to employee terminations, facility closures and early cancellation of certain contracts. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges (credits) are not reflective of our ongoing operating results in the current period.

Gain (loss) on investments in privately held companies. We recognized gain (loss) related our investments in various privately-held companies, which varies depending on the operational and financial performance of the privately-held companies in which we invested. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operations.

Investigation and related expenses.  These expenses are forensic accounting, audit, consulting and legal fees related to the Audit Committee’s investigation and the formal investigation by and settlement with the Securities and Exchange Commission (SEC), together with accruals based on settlement with the SEC. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above and other events; the determination of which is based upon the nature of the underlying items, the mix of income and losses in jurisdictions and the relevant tax rates in which we operate.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates.  Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.